                                                                   EXHIBIT 10.11

** indicates information which has been omitted and filed seperately with the Securities and Exchange Commission pursuant to a confidential treatment request. Asterisks appear on page 1 of 10

                            Service Provider Agreement #________________________
                                                                 SP-0036

                  SMI SERVICE PROVIDER AGREEMENT MASTER TERMS

THIS SMI SERVICE PROVIDER AGREEMENT ("Agreement") comprising of these Master Terms ("Master Terms") and any modules or Exhibits, is made as of the ___ day of "NOV 1 1999" between SUN MICROSYSTEMS, INC., a Delaware corporation with its address at 901 San Antonio Road, Palo Alto, CA 94303, USA ("Sun"), and ebaseOne ("Contracting Party") with its address at 6060 Richmond Ave. Houston, TX 77057

BACKGROUND:

     A. Sun sells computer hardware and licenses software, as well as support, consulting and educational services;

     B. Service Provider wishes to license software and purchase certain hardware and other information technology products and certain support, consulting and educational services from Sun;

     C. Sun and Service Provider comprise a number of separate operating divisions and Affiliated Companies (as defined below) and Sun and Service Provider recognize the benefits of having a single contract structure for the sale and purchase of Products (as defined below) and provision of Services (as defined below) identified in any commercial price list of Sun or its Affiliated Companies; and

     D. The parties have agreed to a common set of terms as set out below ("Master Terms") and to such Exhibits as may from time to time be attached.


The parties agree as follows:

1.0 DEFINITIONS:

    1.1. Service Provider means the Contracting Party and all subsidiaries of Contracting Party which meet the following criteria:

      a)  subsidiary is located in the United States;

      b) Contracting Party owns an interest of more than fifty percent (50%) or has management control (as defined by the ability to control the Board of Directors or its equivalent);

      c)  subsidiary complies with the terms of this Agreement; and

      d) subsidiary has substantially the same name as the Contracting Party or is identified to Sun in writing.

    1.2. EQUIPMENT means the hardware components (may also be referred to as hardware) of Products and includes the media on which Software is loaded.

    1.3. SUN PRODUCTS(S) or PRODUCTS(S) means the Equipment sold to Service Provider and/or the Software licensed to Service Provider under this Agreement.

    1.4. SERVICE(S) means the consulting, educational and support services provided to Service Provider under this Agreement.

    1.5. SOFTWARE means the software program components of Products in machine-readable or source code form and related documentation.

2.0 BINDING AGREEMENT

    2.1 These Master Terms will apply to and bind any Service Provider that purchases Products or Services or licenses hereunder and each of Sun's operating divisions and Affiliated Companies which executes an Exhibit to this Agreement. For the purposes of this Agreement, an "Affiliated Company" means any entity of which Sun owns more than 50%. Unless otherwise specified in such Exhibit, the execution of an Exhibit by a Sun division shall bind each Affiliated Company Worldwide with respect to activity related to such division.

    2.2 Separate contracts may be negotiated by each party's operating divisions or Affiliated Companies, to address different types of transactions undertaken between them, it being understood that the parties will use, without change, as many of these Master Terms as are reasonable in the circumstances.

    2.3 This Agreement between Service Provider and Sun consists of these Master Terms and any Modules and/or Exhibits which are attached hereto or which reference these Master Terms. The Master Terms describe the general terms by which Service Provider may purchase Products and Services from Sun and Sun delivers Products and Services to Service Provider. The specific terms related to the purchase of Equipment, Software and/or Services are described in the appropriate Product or Service Module and/or Exhibits (collectively referred to as "Modules"). Modules may be added or deleted from time to time by agreement of the parties, but Service Provider is only authorized to purchase Products or Services to the extent that one or more applicable Modules is executed and in force.

3.0  ORDER OF PRECEDENCE

     The provisions of any Exhibit will take precedence over any of these Master Terms, to the extent that they are inconsistent.

4.0  TERM AND TERMINATION

     This Agreement commences the later of the effective date set forth below or the effective date of the first attached Module and will continue until the expiration or termination of all attached Modules. Either party may terminate the Agreement or any individual Module immediately, in its discretion, by written notice: (a) upon material breach by the other party, if the breach cannot be remedied; or (b) if the other party fails to cure any material remediable breach within 30 days of receipt of written notice of the breach. Rights and obligations under this Agreement and/or any Module which by their nature should survive, will remain in effect after termination or expiration of this Agreement.

5.0  PAYMENT TERMS

     Prices and fees for Products and Services are exclusive of all shipping and insurance charges, and do not include sales tax, value added tax or any other tax based upon the value of Products and/or Services. Service Provider is responsible for payment of all such charges and taxes. Service Provider agrees to pay Sun any sums when due pursuant to the applicable Exhibit attached hereto. Interest will accrue from the date on which payment is due at the lesser of 15% per annum or the maximum rate permitted by applicable law. Service Provider grants Sun a purchase money security interest in Products which have not been paid for, including all improvements, modifications, or replacements and proceeds thereof. Service Provider further grants Sun the right to execute all documents necessary to perfect this security interest. If Service Provider's Schedules for provision of Service reference a special discount based on a volume, multi-year service, or other commitment, and Service Provider fails for any reason to meet that commitment, Service Provider agrees to pay for discounts received by Service Provider which are not earned by Service Provider. Discounts given to Service Provider may not be applicable for new Products supported by Sun.


6.0  CONFIDENTIAL INFORMATION

     If either party desires that information provided to the other party under an Agreement be held in confidence, that party will, prior to or at the time of disclosure, identify the information in writing as confidential or proprietary. The recipient may not disclose such confidential or proprietary information, may use it only for the purposes specifically contemplated in this Agreement, and must treat it with the same degree of care as it does its own similar information, but with no less than reasonable care. These obligations do not apply to information which: a) is or becomes known by recipient without an obligation to maintain its confidentiality, b) is or becomes generally known to the public through no act or omission of recipient, or c) is independently developed by recipient without use of confidential or proprietary information. This section will not affect any other confidential disclosure agreement between the parties.

7.0  LIMITED WARRANTIES

     7.1   Sun warrants Products and Services as specified in each Exhibit.

     7.2.a) Sun further warrants that specified versions of Products identified on Sun's external Web site (url: www.sun.com/y2000/cpl.html) as being Year 2000 compliant ("Listed Products") will not produce errors in the Processing of date data related to the year change from December 31, 1999 to January 1, 2000. Date representation, including leap years, will be accurate when Listed Products are used in accordance with their accompanying documentation, provided that all hardware and software products used in combination with Listed Products properly exchange date data with them.

     7.2.b) Versions of Products identified on Sun's external Web site as not yet compliant, but which are scheduled to be made compliant, will become Listed Products when remedial replacement parts, patches, software updates or subsequent releases ("Y2K Fixes") are issued and properly installed. Y2K Fixes for such Products will be issued no later than June 30, 1999.

     7.2.c)    Other Products are not covered by these warranties.

     7.2.d) To the extent that Sun installs Y2K Fixes or performs other Services under this Agreement for Service Provider, Sun respectively warrants that:

               (i) upon installation of the Y2K Fixes, Products will become Listed Products; and

               (ii) Services performed on Listed Products will not result in them ceasing to be Listed Products.

     7.2.e) Service Provider's sole and exclusive remedy for Sun's breach of these warranties will be for Sun: (i) to use commercially reasonable efforts to provide Service Provider promptly with equivalent Year 2000 compliant products; or (ii) if (i) is commercially unreasonable, to refund to Service Provider its net book value for non-compliant Listed Products.

     7.3 UNLESS SPECIFIED IN THIS AGREEMENT, OR IN ANY EXHIBIT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE DISCLAIMED, EXCEPT TO THE EXTENT THAT SUCH DISCLAIMERS ARE HELD TO BE LEGALLY INVALID.

8.0  IMPORT AND EXPORT LAWS

     All Products, Services and technical data delivered under this Agreement are subject to U.S export control laws and may be subject to export or import regulations in other countries. Service Provider agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain such licences to export, re-export or import as may be required after delivery to Service Provider.

9.0  AIRCRAFT PRODUCT AND NUCLEAR APPLICATIONS

     Service Provider acknowledges that Products are not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. Sun disclaims any express or implied warranty of fitness for such uses.

10.0 INTELLECTUAL PROPERTY CLAIMS

     Sun will defend or settle at its option and expense any legal proceeding brought against Service Provider, to the extent that it is based on a claim that Products (or the use of the replacement parts, enhancements, maintenance releases, and patches ("Materials") provided to Service Provider by Sun) directly infringe a copyright or a U.S. patent, and will pay all damages and costs awarded by a court of final appeal attributable to such claim, provided that Service Provider: (i) gives written notice of the claim promptly to Sun; (ii) gives Sun sole control of the defense and settlement of the claim; (iii) provides to Sun all available information and assistance; and (iv) has not compromised or settled such claim. If any Products or Materials are found to infringe, or in Sun's opinion are likely to be found to infringe, Sun may elect to: (i) obtain for Service Provider the right to use such Products and/or Materials; (ii) replace or modify such Products and/or Materials so that they become non-infringing; or if neither of these alternatives is reasonably available, (iii) remove such Products and/or Materials and refund Service Provider's net book value for these Products and/or Materials. Sun has no obligation under this Section 10 for any claim which results from: (i) use of Products and/or Materials in combination with any equipment, software or data not provided by Sun;
     (ii) Sun's compliance with designs or specifications of Service Provider,
     (iii) modification of Products and/or Materials; or (iv) use of an allegedly infringing version of any Products and/or Materials, if the alleged infringement could be avoided by the use of a different version made available to Service Provider. THIS SECTION STATES THE ENTIRE LIABILITY OF SUN AND EXCLUSIVELY REMEDIES OF SERVICE PROVIDER FOR CLAIMS OF INFRINGEMENT.

11.0 LIMITATION OF LIABILITY

     11.1 Except for obligations under Section 10 (Intellectual Property Claims), or breach of any applicable license grant, and to the extent not prohibited by applicable law, each party's aggregate liability to the other for claims relating to this Agreement, whether for breach or in tort, will be limited to the amount paid to Sun for Products, Services, or Materials which are the subject matter of the claims. Liability for damages will be limited and excluded even if any exclusive remedy provided for in this Agreement fails of its essential purpose.

     11.2      Neither party will be liable for any indirect, punitive,

     special, incidental or consequential damage in connection with or arising out of this Agreement (including loss of business, revenue, profits, use, data or other economic advantage) however it arises, whether for breach or in tort, even if that party has been previously advised of the possibility of such damage.

12.0 FORCE MAJEURE

     A party is not liable under this Agreement for non-performance caused by events or conditions beyond that party's control, if the party makes reasonable efforts to perform. This provision does not relieve either party of its obligation to make payments then owing.

13.0 WAIVER OR DELAY

     Any express waiver or failure to exercise promptly any right under this Agreement will not create a continuing waiver or any expectation of non-enforcement.

14.0 ASSIGNMENT

     Neither party may assign or otherwise transfer any of its rights or obligations under an Agreement, without the prior written consent of the other party, except that Sun may assign its right to payment, assign an Agreement to an Affiliated Company, subcontract the delivery of Services or Products, or any of these. If Sun elects to subcontract Services or Product delivery, Sun will remain primarily responsible for the delivery of Services or Products.

                                           Service Provider Agreement #  BP-0036
                                                                       ---------
15.0 NOTICES

     All written notices required by this Agreement must be delivered in person or by means evidenced by a delivery receipt and will be effective upon receipt.

16.0 SEVERABILITY

     If any provision of this Agreement is held invalid by any law or regulation of any government or by any court or arbitrator, such invalidity will not affect the enforceability of any other provisions.

17.0 CONTROLLING LANGUAGE

     The English version of this Agreement controls, regardless of whether a translation into any other language is made.

18.0 SURVIVAL

     Rights and obligations under this Agreement which by their nature should survive, will remain in effect after termination or expiration hereof.

19.0 GOVERNING LAW
     Disputes which cannot be settled amicably will be governed by the laws of the State of California and applicable U.S. Federal law. Choice of law rules of any jurisdiction and the United Nations Convention on Contracts for the International Sale of Goods will not apply.

20.0 ENTIRE AGREEMENT

     20.1 This Agreement is the parties' entire agreement relating to its subject matter. It supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgment, or other communication between the parties relating to its subject matter during the term of this Agreement

     20.2 No modification to this Agreement will be binding, unless in writing and signed by an authorized representative of each party.

-------------------------------------------------------------------------------

TO SIGNIFY THEIR AGREEMENT TO THESE TERMS, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE SIGNED BY THEIR AUTHORIZED REPRESENTATIVES. THE EFFECTIVE DATE OF THIS AGREEMENT IS

      8/24/99
---------------------


SUN MICROSYSTEMS, INC,                  Service provider
By:   /s/ [ILLEGIBLE]^^                 By:   /s/ Charles W. Skamser
    -----------------------                  ---------------------------
Name:     [ILLEGIBLE]^^                 Name:     Charles W. Skamser
     ----------------------                   --------------------------
Title:   [ILLEGIBLE]^^                  Title:    President & CEO
      ---------------------                   --------------------------
Date:   11/1/99                         Date:     8-24-99
      ---------------------                   --------------------------

-------------------------------------------------------------------------------

                                                             Exhibit No. SP-0036

                            SUN MICROSYSTEMS, INC.
          AMERICAS' EXECUTIVE SERVICE PROVIDER ("SP") PROGRAM EXHIBIT

This Exhibit is effective on Nov 11, 1999 ("Effective Date") by and between
SUN MICROSYSTEMS, INC. ("Sun"), having a place of business at 901 San Antonio Road, Palo Alto, California 94303 and ebaseOne ("SP") having a place of business at 6060 Richmond Ave Houston, TX 77057. This is an Exhibit to the SMI Service Provider Agreement Master Terms between the parties dated Nov -1 1999

1.1  SCOPE
This Exhibit governs SP's authorization to purchase certain Sun Products directly from Sun, and perform SP Services to SP's customers other than governmental entities, departments, agencies and offices. Throughout the term of this Exhibit, SP's primary business must be to provide facilities and/or infrastructure for delivery of SP Services, including Web based applications and IP services to Enterprise customers, consumers or other Service Providers. "SP Services" are set forth in Attachment A. Authorized Sun Products and buying locations are set out in Attachment B. In connection with the provision of SP Services, SP will use Sun Products internally for purposes of providing the SP Services. SP may not purchase Sun Products pursuant to this Exhibit unless those Products are necessary for the provision of specified SP Services to SP's customers or for SP's internal use. Unless SP is accepted into the "SunTone Elite Program" and a Reseller Addendum is executed by Sun and SP, SP may not resell Sun Product. If SP resells or transfers new or unused Sun Products to third parties, this Exhibit will be terminated for material breach.

1.2  BUSINESS PLAN
SP must submit a Business Plan to, and which will be reviewed by, Sun. The Business Plan will be attached to Attachment B. SP has represented to Sun that the Business Plan accurately reflects the manner in which SP intends 1) to utilize Product in conjunction with its SP services, 2) to market and support Sun Products and 3) market SP's relationship with Sun. Either party may initiate a review of the accuracy of SP's Business Plan upon thirty (30) days' Notice, provided that Sun shall initiate no more than one review per calendar quarter.

1.3  ATTACHMENTS
The Attachments to this Exhibit may be modified only upon the mutual written consent of the parties. The current version of each Attachments is attached to this Exhibit and becomes a part hereof.

1.4  PRICES AND DISCOUNTS
SP's net price for Products or spare parts purchased and licensed under this Exhibit shall be the price set forth in Sun's U.S. End User Price List at the time SP's order is accepted, less a discount of ** on Category A Products, ** on Category B Products and ** on Category H Products. Such discounts will not apply to those Products which are listed as "non-discountable" in the appropriate price list, nor may they be applied to exceed any listed maximum discount. Such discounts will apply towards purchases of discountable spare parts, but such discounts will not apply to purchases of training, installation (except where included in the purchase price of the Products), consulting, repairs, maintenance work or similar services and source code license fees. Each year, within thirty (30) days of the anniversary of the Effective Date of this Exhibit, Sun will determine SP's discount for the following year based on SP's
(i) verifiable purchases of Products from Sun and Sun authorized resellers during the current term then ending and, (ii) Sun's then-current discount policies. Price lists and discounts are subject to change at any time.

1.5 SP DEVELOPMENT FUND ("SPDF"). This section governs SP accrual, use, and reimbursement of SPDF.

     a) SP will receive SPDF at a rate equal to * of its net purchase of Sun Products from Sun directly.

     b)   Disbursement and use of SPDF shall be as follows:
          ** Sun technology, training, services
          ** Marketing Initiatives

     c) Any additional policies and procedures governing the SP's reporting, use and reimbursement of SPDF will be set forth on the SP web site, when it becomes available.

     d)   SP agrees to pay any and all such applicable taxes as set forth in
          Section 1.19.

     e) To be eligible for reimbursement, all expenditures must be in the United States.

     f) All claims for reimbursement must be received by the designated co-op agency within 6 months from the accrual date. Any funds not claimed during this time period will be forfeited to Sun. SP shall be advised of unused funds at least thirty (30) days prior to the forfeiture date.

     g) Sun shall not be responsible in any way for the acts, errors, or omissions of the designated co-op agency.

     h) Failure to comply with any foregoing obligations will constitute a material breach of this Exhibit.

1.6  COMPETENCY TRAINING
     SP may enroll in Sun's Certification Training Program established for Sun Service Providers as those classes are established from time-to-time and set forth on the SP Web site: _____________________________.

1.7  SP's OBLIGATIONS
     a) SP shall provide monthly productivity status reports ("PSR") as directed by Sun on the SP web site. If SP does not provide Sun with PSR's as set forth on the SP web site, Sun may cancel SP's Business Development Fund accruals and may terminate this Exhibit.

     b) Indemnity. Each party shall indemnify and hold the other harmless from and against all third party claims for personal injury or death, as may arise from the negligent performance or non-performance of its obligations under this Exhibit.

     c) Fair Representation. SP shall display, demonstrate and represent Sun Products fairly and shall make no representations concerning Sun or its Sun Products which are false, misleading, or inconsistent with those representations set forth in promotional materials, literature and manuals published and supplied by Sun. SP shall comply with all applicable laws and regulations in performing under this Exhibit.

     d) SUN SPARC Only. SP shall not sell, lease, or otherwise deal in any product based on SPARC Architecture, unless such product (i) is a Sun Product or (ii) is a "laptop system". A product is a "laptop" system if it is (i) transportable, (ii) battery operated, (iii) under sixteen
          (16) pounds total weight including case, and (iv) packaged without a CRT. SP is not prohibited by this Exhibit from selling any product that does not contain the SPARC Architecture.

1.8  TERM AND TERMINATION
     A. Term. This Exhibit shall commence on the Effective Date and shall remain in force until the date established according to the following schedule:

                    Effective Date:                    Expiration Date:
                                                       (of each following year)
                    March 1 - May 31                   May 31
                    June 1 - August 31                 August 31
                    September 1 - November 30          November 30
                    December 1 - February 28           February 28

          It shall be automatically renewed on a yearly basis thereafter, unless at least thirty (30) days prior to any year's Expiration Date, Sun or SP tenders Notice of intention not to renew.

     B.   Termination.

          a) This Exhibit and/or any Exhibit hereto may be terminated by either party, (i) without cause, for any reason, on ninety (90) days' Notice to the other party (ii) immediately, by Notice, upon material breach by the other party, if such breach cannot be remedied; (iii) by Notice, if the other party fails to cure any material remediable breach of this Exhibit within thirty (30) days of receipt of Notice of such breach, or (iv) immediately, by Notice, upon the second commission of a previously remedied material breach.

          a) Sun may terminate this Exhibit immediately, by Notice in the event of (i) the direct or indirect taking over or assumption of control of SP or of substantially all of its assets by any government, governmental agency or other third party; (ii) Sun discovers that SP has made a material misrepresentation or omission in its SP Application; and (iii) SP makes an authorized resale.

     C.   Effect of Termination.

          a) Upon any termination or expiration of this Exhibit, SP shall no longer be authorized to purchase Sun Products. In the event of termination for cause, all outstanding orders are subject to cancellation or acceptance by Sun. Sun may repurchase and require SP to sell to Sun any unused Sun Products in SP's inventory at net invoice price.

          b) Rights and obligations under this Exhibit which by their nature should survive, will remain in effect after termination or expiration hereof. Neither party shall be liable to the other for damages of any kind, on account of the termination or expiration of this Exhibit in accordance with its terms and conditions.

1.9  NO EXPORT
SP agrees that it will not export Products outside the United States unless SP has been accepted into Sun's Passport Program and has executed a Passport Exhibit to this Exhibit. SP recognizes that (i) under the Passport Program, the prices it pays and the discounts it receives may be different from those stated in this Exhibit, and that purchases made outside the U.S. will be subject to local terms and condition, and (ii) Sun Enterprise Services will not be obligated to provide Support Program Modules for services for Products exported hereunder.

1.10 TRADEMARKS LOGOS AND PRODUCT DESIGNS
"Sun Trademarks" means all names, marks, logos, designs, trade dress and other brand designations used by Sun in connection with Products. SP may refer to Products by the associated Sun Trademarks, provided that such reference is not misleading and complies with the then-current Sun Trademark and Logo Policies. SP shall not remove, alter or add to any Sun Trademarks, nor shall it co-logo Product. SP is granted no right, title or license to, or interest in, any Sun Trademarks. SP acknowledges Sun's rights in Sun Trademarks and agrees that any use of Sun Trademarks by SP shall inure to the sole benefit of Sun. SP agrees not to (i) challenge Sun's ownership or use of, (ii) register, or (iii) infringe any Sun Trademarks, nor shall SP incorporate any Sun Trademarks into SP's trademarks, service marks, company names, internet addresses, domain names, or any other similar designations. If SP acquires any rights in any Sun Trademarks by operation of law or otherwise, it will immediately at no expense to Sun assign such rights to Sun along with any associated goodwill, applications, and/or registrations.

SP may use the Service Provider program logo only, (i) as shown in the artwork provided by Sun; (ii) in pre-sale marketing materials and advertising, but not on goods, packaging, product labels, documentation or other materials distributed with Products; (iii) in a manner no more prominent than SP's corporate name and logo; and (iv) otherwise in accordance with the then current Sun Trademark and Logo Policies.

1.11 ORDERS AND DELIVERY
SP may submit written Product orders to Sun at any time. However, acceptance of SP's Product orders will only be effective upon issuance of Sun's order acknowledgement form. Any subsidiary of SP which is at least 50% owned by SP and which desires to be an ordering location must agree to bound by the terms of this Exhibit in writing and must be listed as an ordering location in Attachment B to this Exhibit. Additional ordering locations may be added by written request. Sun will use reasonable efforts to meet the delivery date(s) identified on the acknowledgment form. Unless otherwise specified on SP's order, Sun may make partial deliveries and invoice each delivery. Such deliveries will not relieve SP of its obligation to accept other parts of its order. Title to Equipment, and risk of loss of or damage to Products, will pass to SP upon shipment by Sun, Ex Works Sun's product delivery center. Products will be deemed accepted upon receipt by SP. Sun's product offerings are continually evolving. Accordingly, Sun reserves the right to make product substitutions and modifications that do not cause a material adverse effect in overall product performance. Although Sun will endeavor to ship Products as scheduled, Sun reserves the right, should it be necessary for any reason, to allocate production to its SPs in a commercially reasonable manner.

1.12      RESCHEDULING, RECONFIGURATION, AND CANCELLATION CHARGES

SP may reschedule, reconfigure, refuse or cancel the whole or part of any Product order once, at no charge, provided the written request to do so is received by Sun at least sixty (60) days prior to the scheduled delivery date and, in the case of rescheduling or reconfiguration, the requested delivery date is within sixty (60) days of the original delivery date. If an order for a Product is rescheduled, reconfigured, refused, or cancelled at SP's request on any other basis, or if Sun reschedules the Product order because SP fails to meet an obligation under this Exhibit, Sun may charge SP a restocking fee equal to ten percent (10%) of the list price of the rescheduled, refused, reconfigured or cancelled portion of the order.

1.13      PRODUCT UPGRADES

The list price of Product upgrades is based upon the return to Sun of specified parts from system(s) being upgraded, as identified in the Sun U.S. End User Price List. If Sun does not receive the specified parts within thirty (30) days of upgrade delivery to SP, Sun will invoice SP for the non-returned parts, SP agrees to pay Sun for such non-returned parts the difference between the list price of the purchased upgrade(s) and the list price of the upgraded system(s) if purchased new.

1.14      RESALE OF EQUIPMENT:

          a) INITIAL INTERNAL USE ONLY: Equipment purchased by Customer, at the discounts provided under this Exhibit, is for the internal use of Customer only, and may not be resold for a period of twelve (12) months from the date of delivery, and may not be resold as "new" at any time. In the event that Customer resells Equipment in violation of this provision, and in addition to any other remedies available to Sun, Customer agrees to pay to Sun, upon written demand, a sum equal to the difference between the then current Sun U.S. End User Computer Systems list price and the price actually paid for the resold Equipment.

          b) FUTURE RESALE CONDITIONS: In the event that Customer resells Equipment in used condition at least twelve (12) months after the date of delivery, Customer may transfer the associated operating system Software license to the purchaser of Equipment, provided Customer (i) executes and has the purchaser of Equipment execute the Licensed Software Transfer Notification/Exhibit (the "Transfer Exhibit") attached to this Exhibit as Exhibit C and; (ii) returns an executed copy of the Transfer Exhibit to Sun at the address therein specified.

1.15      PRODUCT WARRANTY

Product warranties may vary depending on the type of Sun Products purchased. Applicable terms and conditions are as set out in the then-current Sun U.S. End User Price List. Software provided with Product is warranted to conform to published specifications for a period of ninety (90) days from the date of delivery. Sun does not warrant that; (i) operation of any such Software will be uninterrupted or error free; or (ii) functions contained in such Software will operate in combinations which may be selected for use by the licensee or meet the licensee's requirements. These warranties entend only to SP as an original purchaser. Sun reserves the right to change these warranties at any time upon notice and without liability to SP or third parites.

          a) Limitation of Liability under Warranty: SP's exclusive remedy and Sun's entire liability under these warranties will be: (i) with respect to Equipment, repair or at Sun's option, replacement; and (ii) with respect to Software, using reasonable efforts to correct such Software as soon as practicable after SP has notified Sun of such Software's nonconformance. If such repair, replacement or correction is not reasonably achievable, Sun will refund the purchase price/license fee. Unless SP has executed an on-site service Exhibit, repair or replacement will be undertaken at a service location authorized by Sun.

          b) No Warranty: No warranty will apply to: (i) any and all Software customization, such Software is provided "AS IS", and "WITH ALL FAULTS", or (ii) any Product that is modified without Sun's written consent or which has been misused, altered, repaired or used with Equipment or software not supplied or expressly approved by Sun.

1.16 BINARY CODE LICENSE
     a) Grant and Restrictions: SP is granted a non-exclusive and non-transferable license ("License") for the use of Software provided with Product in machine-readable form and accompanying documentation, by the number of users for which the applicable fee has been paid. Software is copy-righted and title to all copies is retained by Sun, its licensors or both. SP will not make copies of Software or accompanying documentation, other than a single copy of Software for archival purposes and, if applicable, SP may, for its internal use only, print the number of copies of on-line documentation for which the applicable fee has been paid, in which event all proprietary rights notices on Software will be reproduced and applied. Except as specifically authorized below, SP will not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer Software.

     b) License to Develop: In the event that SP desires to develop software programs which incorporate portions of Software ("Developed Programs"), the following provisions apply, to the extent applicable:
          Developed Programs are to have an application programming interface that is the same as that of Software; fonts within such Software will remain associated with their toolkit or server; Developed Programs may be used and distributed, but only on computer equipment licensed to utilize Solaris operating system software, unless an additional Developer's License Exhibit has been executed by Sun and SP; SP is not licensed to develop printing applications or print, unless SP has secured a valid printing license; incorporation of portions of Motif in Developed Programs may require reporting of copies of Developed Programs to Sun; and SP agrees to indemnify, hold harmless and defend Sun from and against any losses, expenses, claims or suits, including attorney's fees, which arise or result from distribution or use of Developed Programs, to the extent that such claims or suits arise from the development performed by SP.

     c) Confidential Information: Software is confidential and proprietary information of Sun, is licensors, or both. SP agrees to take adequate steps to protect Software from unauthorized disclosure or use.

     d) U.S. Government Restrictions: If SP is acquiring Software or accompanying documentation on behalf of the U.S. Government, it will be subject to "Restricted Rights", as that term is defined in the Federal Acquisition Regulations ("FARs") in paragraph 52.227-19(c)(2), or its equivalent paragraph in the DOD Supplement to the FARs or its successor provisions.

     e) Termination: The License is effective until terminated. SP may terminate the License at any time by destroying Software and accompanying documentation and all copies thereof. The License will terminate immediately upon Notice from Sun if SP fails to comply with the terms of this License Section or the Confidential Information obligations set forth above. Upon termination, SP will destroy all copies of Software and accompanying documentation.


1.17 OTHER GENERAL TERMS
     a) Injunctive Relief. It is understood and agreed upon that, notwithstanding any other provisions of this Exhibit, breach of this Exhibit by a party may cause irreparable damage for which recovery of money would be inadequate and that either party shall be entitled to timely injunctive relief to protect such party's rights under this
          Exhibit in addition to any and all remedies at law.

     b) Return Of Information. Upon the expiration or termination of this Exhibit, each party will, upon the written request of the other party, return or destroy (at the option of the party receiving the request) all Confidential Information, documents, manuals and other material specified by the other party.

     c) Headings. The paragraph headings appearing in this Exhibit are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such paragraph or in any way affect this Exhibit.

     d) Acknowledgment. The parties hereto each acknowledges that the provisions of this Exhibit were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liabilities contained in this Exhibit are intended to limit the circumstances and extent of liability. The provisions of such sections (and this Section) will be enforceable independent and severable from any other enforceable or unenforceable provision of this Exhibit.

e) Reference Customer. Sun will be entitled to use SP as a reference customer and to refer to SP in any materials in which Sun's clients and customers are mentioned, subject in each case to SPs prior approval. Either party may use the other's name and logos and related other trade marks, trade names and service marks in connection with any such materials with prior written approval of the other party.

F. Exhibits. The attached Exhibits may be modified only upon the manual written consent of the parties. The current version of each Exhibit is hereby incorporated by reference.


------------------------------------------------------------------------------
   TO SIGNIFY THEIR AGREEMENT TO THESE TERMS, THE PARTIES HAVE CAUSED THIS EXHIBIT TO BE SIGNED BY THEIR AUTHORIZED REPRESENTATIVES. THE EFFECTIVE DATE OF THIS EXHIBIT IS 8/24/99.
                -------


SUN MICROSYSTEMS INC.                          Service Provider

By: /s/ [ILLEGIBLE]^^                          By: /s/ Charles W. Skamser
   --------------------------                      --------------------------
Name:   [ILLEGIBLE]^^                          Name:   Charles W. Skamser
      -----------------------                        ------------------------
Title:  [ILLEGIBLE]^^                          Title:  President & CEO
      -----------------------                         -----------------------
Date: 11/1/99                                  Date:   8-24-99
      -----------------------                        ------------------------

--------------------------------------------------------------------------------

                                 ATTACHMENT A

SP Services:

ebaseONE services will be made up of a primary offering called OneServ and a secondary CorServ is the Company's premier ASP-based solution. CorServ will be basic data center services available by the very fact that the Company will own and operate a state-if-the-art shared computer center. CorServ services will include web hosting, security, hosting of applications for independent software vendors (ISVs), backup services and other standard data services

                                 ATTACHMENT B

1.0  Authorized Sun Prod

      All Sun Microsystem's products listed in the U.S. End User Price List.



2.0  Authorized Buying Locations

      ebaseONE Corporation
      6060 Richmond Avenue
      Houston, TX USA 77053
      Contact: Scott Feuless
               Vice President, Technology Operations



3.0  Business Plan

                                 ATTACHMENT C
               LICENSED SOFTWARE TRANSFER NOTIFICATION/Exhibit
               -----------------------------------------------

TO:  Sun Microsystems, Inc.
     Attn: Contracts Department, M/S UPAL01-455
     901 San Antonio Road
     Palo Alto, CA 95134

TRANSFER NOTIFICATION:

     In connection with the sale of used Sun workstations ("Equipment") Licensee undertakes to notify Sun Microsystems, Inc., of the transfer of certain Licensed Software in conjunction with such sale, to the party herein named below under "Transfer Exhibit" ("Transferee"). Licensee warrants that Licensee has not retained any copies of the Licensed Software transferred in conjunction with the sale of used Equipment to Transferee and hereby relinquishes all rights in the Licensed Software previously granted by Sun.


Licensed Software Transferred:                     Used Equipment Sold


     Licensed Software:
     Equipment Serial Number

     a.                                      a.
     -------------------------------         ---------------------------
     b.                                      b.
     -------------------------------         ---------------------------
     c.                                      c.
     -------------------------------         ---------------------------
     d.                                      d.
     -------------------------------         ---------------------------


     Signed:____________________________

     Name:______________________________

     Title:_____________________________

     Company:___________________________

     Address:___________________________

             ___________________________

     Date:______________________________

TRANSFER Exhibit:

                                 ATTACHMENT C
                                  (CONTINUED)
                                  -----------
     Transferee herein acknowledges receipt of the Licensed Software in conjunction with the purchase of the Equipment as herein set forth above.

     Transferee further agrees to the terms and conditions governing the transfer and use of the Licensed Software as contained in Sun's Binary Code License, attached hereto. The term "LICENSEE" as contained in the Binary Code License shall be deemed to apply to Transferee.

     Signed:_____________________________

     Name:_______________________________

     Title:______________________________

     Company:____________________________

     Address:____________________________

             ____________________________

     Date:_______________________________